Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement Form S-3 of Adagio Medical Holdings, Inc. and Subsidiaries (the “Company”) of our report dated March 27, 2025 (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the consolidated balance sheets of the Company as of December 31, 2024 (Successor) and 2023 (Predecessor), and the related consolidated statements of operations and comprehensive loss, consolidated statements of convertible preferred stock and stockholders’ equity (deficit), and consolidated statements of cash flows for the periods July 31 to December 31, 2024 (Successor), January 1 to July 30, 2024 (Predecessor) and January 1 to December 31, 2023 (Predecessor), appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2024 (Successor) and 2023 (Predecessor).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

November 21, 2025